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                               EXHIBIT 21

                      Subsidiaries of the Registrant

     The following are subsidiaries of the Registrant as of December 31, 1995 and the jurisdiction in which each is organized. The voting securities of each are all owned directly or indirectly by the Registrant, except for CDI-Anders Glaser Wills Limited, the ownership of which is set forth below. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries either individually or in the aggregate would not constitute a significant subsidiary.

                                                          State or
                                                          Country of
Subsidiary                                                Organization
----------                                                ------------
Subsidiary of the Registrant:
     CDI Corporation (a)                                   Pennsylvania

Subsidiaries of CDI Corporation:
     Aware Engineering, Inc.                               Texas
     CDI Aircraft Maintenance Personnel, Inc.              Delaware
     CDI Computer Services, Inc.(b)                        Pennsylvania
     CDI-Anders Glaser Wills Limited (c)(d)                United Kingdom
     CDI Marine Company                                    Florida
     CDI Telecommunications, Inc.                          Pennsylvania
     CompData Services Corporation                         Delaware
     Greenhill Corporation                                 Delaware
     Innovative Information Systems, Inc. (e)              Massachusetts
     The M&T Company                                       Pennsylvania
     Management Recruiters International, Inc. (f)         Delaware
     Midwest Technical, Inc.                               Ohio
     Modern Engineering, Inc.                              Michigan
     Spectrum Acquisition Company (g)                      Delaware
     Stubbs Overbeck & Associates, Inc.                    Delaware
     Todays Temporary, Inc. (h)                            Pennsylvania
     Underground Electrical Company                        Delaware
     United Enterprises, Inc.                              Massachusetts
     10553440 Ontario Limited                              Canada

Subsidiary of Aware Engineering, Inc.:
     Aware Operating Services, Inc.                        Texas

Subsidiary of CDI Aircraft Maintenance Personnel, Inc.:
     STS Services, Inc.                                    Nevada

Subsidiary of CDI Marine Company:
     CDI Power Systems Group, Inc.                         Delaware

Subsidiaries of Management Recruiters International, Inc.:
     Brownshill Corporation                                Delaware
     InterExec, Inc. (i)                                   Ohio
     Sales Consultants, Inc.                               Ohio

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Subsidiary of Midwest Technical, Inc.:
     MTI Corporation                                       West Virginia

Subsidiaries of Modern Engineering, Inc.:
     Modern Engineering Tool Construction Inc. (j)         Delaware
     Modern Prototype Company (j)                          Delaware

Subsidiary of Todays Temporary, Inc.:
     Todays Temporary, Ltd.                                Canada

Subsidiary of Todays Temporary, Ltd.:
     142760 Canada Inc. (k)                                Canada

Subsidiary of United Enterprises, Inc.:
     United Engineers, Inc. (l)                            Massachusetts

Subsidiary of United Engineers, Inc.:
     U.E. of Massachusetts, Inc.                           Massachusetts

Subsidiary of 10553440 Ontario Limited:
     CDI Transportation Group, Inc.                        Canada

Subsidiary of CDI Transportation Group, Inc.:
     CDI Technical Services, Ltd.                          Canada




(a) CDI Corporation also conducts its business using the trade name CDI Information Services.
(b) CDI Computer Services, Inc. also conducts its business using the trade name of CDI Information Services.
(c) CDI Corporation holds a 60% ownership interest in CDI-Anders Glaser Wills Limited.
(d) CDI-Anders Glaser Wills Limited also conducts its business using the trade names of AGW Trade and CDI Technical Services.
(e) Innovative Information Systems, Inc. also conducts its business using the trade name CDI Information Services.
(f) Management Recruiters International, Inc. also conducts its business using the trade names of Management Recruiters, Sales Consultants, Office Mates 5, CompuSearch, ConferView and Career Pathways.
(g) Spectrum Acquisition Company conducts its business using the trade name Spectrum Engineering Corporation.
(h) Todays Temporary, Inc. also conducts its business using the trade name Todays Legal Staffing.
(i) InterExec, Inc. also conducts its business using the trade names of DayStar and Sales Staffers.
(j) Modern Engineering Tool Construction Inc. and Modern Prototype Company also conduct their business using the trade name Modern Engineering.
(k) 142760 Canada Inc. conducts its business using the trade names Personnel Temporaire Todays and Todays Temporary.
(l) United Engineers, Inc. also conducts its business using the trade names of U.E., Inc. and CDI Information Services.